                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934, as amended.

         Filed by the Registrant  /X/

         Filed by a Party other than the Registrant  / /

         Check the appropriate box:

    / /  Preliminary proxy statement

    /X/  Definitive proxy statement

    / /  Definitive additional materials

    / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                DOUBLECLICK INC.
                ------------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                ------------------------------------------------

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                DOUBLECLICK INC.

                         41 Madison Avenue, 32nd Floor
                               New York, NY 10010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 24, 1999

    The Annual Meeting of Stockholders (the "Annual Meeting") of DoubleClick Inc., a Delaware corporation (the "Company"), will be held at 80 Fifth Avenue, 17th Floor, New York, New York 10011 on May 24, 1999 at 9:00 a.m. (New York time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

       (1) To elect two Directors to serve until the 2002 Annual Meeting of Stockholders or until their respective successors shall have been duly elected and qualified;

       (2) To approve an amendment to the Company's 1997 Stock Incentive Plan (the "Plan") to increase the number of shares of Common Stock authorized for issuance over the term of the Plan by an additional 8,000,000 and limit the annual automatic share increase to 1,200,000 shares annually;

       (3) To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 to 400,000,000;

       (4) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and

       (5) To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on March 26, 1999 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of ten days prior to the meeting during regular business hours at the corporate headquarters at the address above.

    All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the Annual Meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

                                          By Order of the Board of Directors

                                          /s/ KEVIN J. O'CONNOR

                                          KEVIN J. O'CONNOR
                                          CHIEF EXECUTIVE OFFICER AND
                                          CHAIRMAN OF THE BOARD OF DIRECTORS

New York, New York
April 27, 1999

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY

                                DOUBLECLICK INC.
                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 24, 1999

    This Proxy Statement is furnished to stockholders of record of DoubleClick Inc., a Delaware corporation (the "Company"), as of March 26, 1999 in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or "Board") for use at the Annual Meeting of Stockholders to be held on May 24, 1999 at 9:00 a.m. (New York time) (the "Annual Meeting").

    Shares cannot be voted at the meeting unless the owner is present in person or by proxy. All properly executed and unrevoked proxies in the accompanying form that are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with instructions thereon, or if no instructions are given, will be voted, (i) "FOR" the election of the named nominees as Directors of the Company, (ii) "FOR" the approval of the increase in the number of shares of Common Stock available under the Plan, (iii) "FOR" the approval of the amendment to the Amended and Restated Certificate of Incorporation and (iv) "FOR" the ratification of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company for the fiscal year ending December 31, 1999, and will be voted in accordance with the best judgment of the persons appointed as proxies with respect to other matters which properly come before the Annual Meeting. Any person giving a proxy may revoke it by written notice to the Company at any time prior to exercise of the proxy. In addition, although mere attendance at the Annual Meeting will not revoke the proxy, a stockholder who attends the meeting may withdraw his or her proxy and vote in person. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Abstentions will be counted in tabulations of the votes cast on each of the proposals presented at the Annual Meeting, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

    The Annual Report of the Company (which does not form a part of the proxy solicitation materials), containing the consolidated financial statements of the Company for the fiscal year ended December 31, 1998, is being distributed concurrently herewith to stockholders.

    The mailing address of the principal executive offices of the Company is 41 Madison Avenue, 32nd Floor, New York, New York 10010. This Proxy Statement and the accompanying form of proxy are being mailed on or about April 27, 1999 to the stockholders of the Company entitled to vote at the Annual Meeting.

                               VOTING SECURITIES

    The Company has one class of voting securities outstanding, its Common Stock, $0.001 par value per share. Each holder of Common Stock is entitled to one vote for each share held. In addition, the Company is authorized to issue up to an aggregate of 5,000,000 shares of preferred stock, $0.001 par value (the "Preferred Stock"), with such voting rights as may be determined by the Board of Directors providing for such series. The Company does not have current plans to issue any shares of Preferred Stock. At the Annual Meeting, each stockholder of record at the close of business on March 26, 1999 will be entitled to one vote for each share of Common Stock owned on that date as to each matter presented at the Annual Meeting. On January 31, 1999, there were 39,286,354 shares of Common Stock outstanding and held by 632 stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the Annual Meeting during regular business hours at the principal executive offices of the Company at the address specified above.

    On March 11, 1999, the Company declared a 2-for-1 stock split on the Common Stock in the form of a stock dividend for common stockholders of record as of March 22, 1999. This dividend was paid on April 5, 1999. Except where otherwise indicated, all share numbers in this proxy statement reflect this stock dividend. Because the March 26, 1999 record date was prior to the payment of the stock dividend, you will be entitled to vote the number of shares owned by you prior to the payment of the stock dividend.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Unless otherwise directed, the persons appointed in the accompanying form of proxy intend to vote at the Annual Meeting "FOR" the election of the nominees named below as Class II Directors of the Company to serve until the 2002 Annual Meeting of Stockholders or until their successors are duly elected and qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominee. The Board of Directors does not currently anticipate that any nominee will be unable to be a candidate for election. Each nominee is currently a Director of the Company.

    In accordance with the terms of the Company's Certificate of Incorporation, the Board of Directors has been divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of the Company's stockholders, the successors to the Directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote on the election of directors at the Annual Meeting is required to elect the Directors.

    The Board of Directors currently has seven members. Messrs. David N. Strohm and Dwight A. Merriman are Class II Directors whose terms expire at the Annual Meeting and each of whom is a nominee for election. Messrs. Kevin J. O'Connor, Mark E. Nunnelly and Thomas S. Murphy are Class I Directors whose terms expire at the 2001 Annual Meeting (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal). Messrs. Donald Peppers and W. Grant Gregory are Class III Directors whose terms expire at the 2000 Annual Meeting of Stockholders (in each case subject to the election and qualification of their successors or to their earlier death, resignation or removal).

INFORMATION REGARDING THE NOMINEES FOR ELECTION AS DIRECTORS (CLASS II
  DIRECTORS)

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of the nominees have been furnished to the Company by such nominees. Except as indicated, the nominees have had the same principal occupation for the last five years.

    DAVID N. STROHM, 51, has served as a Director of the Company since June 1997. Since 1980, Mr. Strohm has been an employee of Greylock Management Corporation, a venture capital group ("Greylock"), and he is a general partner of several venture capital funds affiliated with Greylock. Mr. Strohm currently serves as a director of Banyan Systems, Inc., a software and computer peripherals company, Legato Systems, a data storage management software company, and ISS Group, Inc., an Internet security software company.

    DWIGHT A. MERRIMAN, 30, has served as a Director of the Company since its inception in January 1996. Mr. Merriman has served as the Company's Chief Technical Officer since February 1996, and served as its Vice President, Engineering from January 1996 until February 1996. From December 1990 until August 1995, Mr. Merriman was a software engineer for Digital Communications Associates, a data communications company (now Attachmate Corporation).

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF DAVID
N. STROHM AND DWIGHT A. MERRIMAN AS DIRECTORS UNTIL THE 2002 ANNUAL MEETING OF STOCKHOLDERS.

INFORMATION REGARDING DIRECTORS WHO ARE NOT NOMINEES FOR ELECTION AT THE ANNUAL
  MEETING

    The following information with respect to the principal occupation or employment, other affiliations and business experience during the last five years of each Director who is not a nominee for election at the Annual Meeting has been furnished to the Company by such Director. Except as indicated each of these Directors has had the same principal occupation for the last five years.

    CLASS I DIRECTORS (TERMS EXPIRE AT THE 2001 ANNUAL MEETING OF STOCKHOLDERS)

    KEVIN J. O'CONNOR, 38, has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in January 1996. From December 1995 until January 1996, Mr. O'Connor served as Chief Executive Officer of Internet Advertising Network ("IAN"), an Internet advertising company which he founded. From September 1994 to December 1995, Mr. O'Connor served as Director of Digital Research for Digital Communications Associates, a data communications company (now Attachmate Corporation), and from April 1992 to September 1994, as its Chief Technical Officer and Vice President, Research. From its inception in May 1983 until its sale in April 1992, Mr. O'Connor served as Vice President, Research of Intercomputer Communications Corp., a software development company. Mr. O'Connor serves as a director of ISS Security, Inc., an Internet security development company.

    MARK E. NUNNELLY, 40, has served as a Director of the Company since June 1997. Since 1990, Mr. Nunnelly has served as a Managing Director of Bain Capital, Inc., a venture capital group. Mr. Nunnelly currently serves as a director of Stream International Inc., a computer software and technical support company, E-data Systems, a digital commerce company, SR Research, a credit risk assessment technology company, The Learning Company, an educational software company, and Dade International, a health care company.

    THOMAS S. MURPHY, 73, has been a Director of the Company since March 1998. From 1966 until 1990, Mr. Murphy served as Chief Executive Officer and Chairman of the Board of Capital Cities ABC, Inc., a major media company. From 1990 until 1994, Mr. Murphy relinquished the title of Chief Executive Officer but resumed this title again from 1994 until 1996. Since February 1996, Mr. Murphy has been retired. Mr. Murphy currently serves on the Board of Directors of The Walt Disney Company, a motion picture and television production, amusement park, land management and consumer products company.

    CLASS III DIRECTORS (TERMS EXPIRE AT THE 2000 ANNUAL MEETING OF
     STOCKHOLDERS)

    W. GRANT GREGORY, 58, has served as a Director of the Company since its inception in January 1996. Since 1988, Mr. Gregory has served as Chairman of Gregory & Hoenemeyer, Inc., a merchant banking firm. Mr. Gregory currently serves as a director of AMBAC Financial Group, a financial services company, HCIA, a health care information company, True North Communications, an advertising holding company, and Inacom Corporation, a technology management services company.

    DONALD PEPPERS, 48, has served as a Director of the Company since January 1998. Since January 1992, Mr. Peppers has served as Chief Executive Officer of Marketing 1 to 1/Peppers and Rogers Group, a marketing consulting firm.

COMMITTEES OF THE BOARD

    The Audit Committee of the Board of Directors was established in July 1997 and reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company's independent accountants, the scope of the annual audit, fees to be paid to the independent accountants, and the performance of the Company's independent accountants. The Audit Committee currently consists of Messrs. W. Grant Gregory, Mark E. Nunnelly and Donald Peppers.

    The Compensation Committee of the Board of Directors was established in February 1996 to administer the Company's stock option plans and to administer certain of the Company's other benefit plans. The Compensation Committee also provides recommendations to the Chief Executive Officer and the Board of Directors concerning the salaries and incentive compensation of the executive officers of the Company and the Company's other employees and consultants. The Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee currently consists of Messrs. W. Grant Gregory, Thomas S. Murphy and David N. Strohm, none of whom has been an officer or employee of the Company at any time since the Company's inception. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

    During 1998, the Board of Directors held four meetings and acted four times by unanimous written consent. The Compensation Committee held one meeting during 1998, and acted one time by unanimous written consent. The Audit Committee held one meeting during 1998.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. Directors do not receive a fee for attending Board of Directors or committee meetings, but are reimbursed for expenses incurred in connection with performing their respective duties.

    STOCK OPTION GRANT. Under the Automatic Option Grant Program under the Plan, each individual who was serving as a non-employee member of the Board of Directors on February 19, 1998 (the "Underwriting Date") was automatically granted a non-statutory option to purchase 10,000 shares of Common Stock. In addition, each individual who was first elected or appointed as a non-employee member of the Board of Directors at any time after the Underwriting Date was automatically granted, on the date of such initial election or appointment, a non-statutory option to purchase 50,000 shares of Common Stock, provided that individual had not previously been in the employ of the Company or any parent or subsidiary of the Company. Finally, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a member of the Board of Directors, whether or not that individual is standing for re-election to the Board of Directors at that particular annual meeting of stockholders, will automatically be granted a non-statutory option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee member of the Board of Directors for at least six (6) months. Pursuant to these provisions, each of Messrs. Nunnelly, Strohm, and Gregory received an option grant on February 20, 1998 to purchase 10,000 shares of Common Stock at an exercise price of $8.50 per share. On January 12, 1998, Mr. Peppers received an option grant to purchase 50,000 shares of Common Stock at an exercise price of $5.50 per share. On March 26, 1998, Mr. Murphy was granted an option to purchase 50,000 shares of Common Stock at an exercise price of $15.813 per share. The options granted to Messrs. Nunnelly, Strohm, and Gregory vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. The options granted to Messrs. Peppers and Murphy vest in successive equal annual installments over first four-year period of Board of Directors service.

    Each automatic grant will have a term of 10 years, subject to earlier termination following the optionee's cessation of service on the Board of Directors. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee member of the Board of Directors cease prior to lapse of such repurchase rights. The initial 50,000 share grant will vest in successive equal annual installments over the optionee's initial four-year period of Board of Directors service. Each additional 10,000 share grant will vest upon the optionee's completion of one year of service on the Board of Directors, as measured from the grant date. However, each outstanding option will immediately vest upon (i) certain changes in the ownership or control of the Company or (ii) the death or permanent disability of the optionee while serving on the Board of Directors.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION
                               EXECUTIVE OFFICERS

    The executive officers as of April 20, 1999 were as follows:

NAME                                      AGE                          POSITION
------------------------------------      ---      -------------------------------------------------

Kevin J. O'Connor...................          38   Chief Executive Officer and Chairman of the Board
                                                     of Directors

Kevin P. Ryan.......................          35   President and Chief Operating Officer

Dwight A. Merriman..................          30   Chief Technical Officer and Director

Jeffrey E. Epstein..................          42   Executive Vice President

Stephen R. Collins..................          33   Chief Financial Officer

Wenda Harris Millard................          44   Executive Vice President, Marketing and Sales

Barry M. Salzman....................          36   Vice President, International

Jonathan D. Shapiro.................          36   Vice President, Business Development

John Sabella........................          36   Vice President of Engineering

Robert N. Linsky....................          41   Vice President, MIS and Operations

INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    KEVIN P. RYAN has served as the Company's Chief Operating Officer since April 1998 and as President since July 1997. From June 1996 to March 1998, Mr. Ryan served as the Company's Chief Financial Officer. From January 1994 to June 1996, Mr. Ryan served as Senior Vice President, Business and Finance for United Media, a licensing and syndication company representing comics, columnists and wire services to over 2,000 newspapers around the world. From April 1991 to December 1993, Mr. Ryan served as Senior Manager, Finance for EuroDisney, and from August 1985 to September 1989, Mr. Ryan was an investment banker for Prudential Investment Corporation in both the United States and the United Kingdom.

    JEFFREY E. EPSTEIN has served as the Company's Executive Vice President since April 1999, and served as the Company's Chief Financial Officer from March 1998 until April 1999. From May 1997 to February 1998, Mr. Epstein served as Chief Financial Officer of Trans National Group Inc., a consumer services company. From January 1995 to March 1997, Mr. Epstein served as Senior Vice President of CUC International Inc., a membership based consumer services company. From February 1988 to December 1994, Mr. Epstein served as Chief Financial Officer of King World Productions, Inc., a television production company.

    STEPHEN R. COLLINS has served as the Company's Chief Financial Officer since April 1999. From November 1998 until April 1999, Mr. Collins served as the Company's Director of Business Operations, and from January 1997 until November 1998, Mr. Collins served as the Company's Controller. From October 1992 to January 1997, Mr. Collins served in a variety of positions for Colgate-Palmolive Company, a consumer products company, most recently as Associate Financial Director of Colgate-Palmolive Romania. From July 1988 to October 1992, Mr. Collins was an auditor for Pricewaterhouse LLP (now PricewaterhouseCoopers LLP), an accounting firm.

    WENDA HARRIS MILLARD has served as the Company's Executive Vice President, Marketing and Sales since October 1997, and served as the Company's Executive Vice President, Marketing and Programming from July 1996 to October 1997. From August 1994 to July 1996, Ms. Harris Millard served as President and Group Publisher of SRDS, a marketing and media information company. From July 1993 to July 1994,

Ms. Harris Millard served as Senior Vice President and Publisher of Family Circle Magazine. From June 1992 to July 1993, Ms. Harris Millard served as Senior Vice President and Group Publisher of Adweek Magazines, and from 1987 to June 1992, Ms. Harris Millard served as Publisher for Adweek Magazine.

    BARRY M. SALZMAN has served as the Company's Vice President, International since February 1997. From August 1994 to January 1997, Mr. Salzman served as President of BMS Associates, Inc., a consulting firm. From June 1993 to July 1994, Mr. Salzman served as an associate for AEA Investors, Inc., a principal investment firm. From June 1989 to June 1993, Mr. Salzman served as an Engagement Manager for McKinsey & Company, a management consulting firm.

    JONATHAN D. SHAPIRO has served as the Company's Vice President, Business Development since February 1998. From April 1997 to February 1998, Mr. Shapiro served as an interactive media specialist for McKinsey & Company, a management consulting firm. From January 1995 to April 1997, Mr. Shapiro served as Vice President of Corporate Development of United Media, a licensing and syndication company representing comics, columnists and wire services to over 2,000 newspapers around the world. From October 1992 to January 1995, Mr. Shapiro served as an associate for McKinsey & Company, a management consulting firm.

    JOHN SABELLA has served as the Company's Vice President of Engineering since April 1998. From May 1997 to April 1998, Mr. Sabella served as Vice President, Technology for Lehman Brothers Inc., a financial services company. From October 1995 to May 1997, Mr. Sabella served as Executive Vice President of Interactive Entertainment Technologies, Inc., an interactive media company. From May 1993 to October 1995, Mr. Sabella served as a Partner for Open Architecture System Integration Services Inc., a financial services consulting company.

    ROBERT N. LINSKY has served as the Company's Vice President, MIS and Operations, since February 1998. From February 1995 to January 1998, Mr. Linsky served as Vice President, Internet Business Development, Interactive Services Division for American Express Financial Services, a financial services company. From December 1989 to February 1995, Mr. Linsky served as Vice President and Division Executive of Distribution and Payments Systems for The Chase Manhattan Bank, a financial services company.

EXECUTIVE COMPENSATION

    The following Summary Compensation Table sets forth the compensation received in 1997 and 1998 by the Company's Chief Executive Officer and by the other four executive officers who served as executive officers as of December 31, 1998 and whose salary exceeded $100,000 in 1998 (together, the "Named Executive Officers"). No individual who would otherwise have been included in the table resigned during 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG-TERM
                                                                       ANNUAL           COMPENSATION
                                                                  COMPENSATION(1)          AWARDS
                                                                --------------------  SHARES UNDERLYING    ALL OTHER
NAME AND PRINCIPAL POSITION                            YEAR      SALARY      BONUS         OPTIONS       COMPENSATION
---------------------------------------------------  ---------  ---------  ---------  -----------------  -------------
Kevin J. O'Connor..................................       1998  $ 175,000  $  70,000             --               --
  Chief Executive Officer                                 1997    126,250         --             --        $  30,000(2)

Kevin P. Ryan......................................       1998    175,000     70,000             --               --
  President and Chief Operating Officer                   1997    152,500         --        440,000               --

Wenda Harris Millard...............................       1998    180,000     27,000             --           93,223(4)
  Executive Vice President, Marketing and Sales           1997    180,000         --             --               --

Jeffrey E. Epstein(3)..............................       1998    175,000     35,438        230,000           35,000(5)
  Executive Vice President

Barry M. Salzman...................................       1998    150,000    100,000             --               --
  Vice President, International                           1997    105,136         --        200,000               --

------------------------

(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), other compensation in the form of perquisites and other personal benefits has been omitted for each of the Named Executive Officers because the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for each of such Named Executive Officers in 1998.

(2) Consists solely of reimbursement of certain relocation expenses.

(3) Mr. Epstein joined the Company in February 1998, served as its Chief Financial Officer until April 1999, and is now serving as Executive Vice President.

(4) Consists solely of sales commissions.

(5) Consists solely of starting bonus and reimbursement of certain relocation expenses.

OPTION GRANTS IN LAST YEAR

    The following table sets forth certain information regarding options granted to the Named Executive Officers during 1998. The Company has not granted any stock appreciation rights.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1998

                                                                                                       POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS                            VALUE
                                                ----------------------------------------------------    AT ASSUMED ANNUAL
                                                 NUMBER OF    % OF TOTAL                                      RATES
                                                SECURITIES      OPTIONS                               OF STOCK APPRECIATION
                                                UNDERLYING    GRANTED TO                                FOR OPTION TERM(3)
                                                  OPTIONS      EMPLOYEES     EXERCISE    EXPIRATION   ----------------------
NAME                                            GRANTED(1)    IN 1998(2)       PRICE        DATE         5%          10%
----------------------------------------------  -----------  -------------  -----------  -----------  ---------  -----------

Kevin J. O'Connor.............................          --            --            --           --          --           --

Kevin P. Ryan.................................          --            --            --           --          --           --

Wenda Harris Millard..........................          --            --            --           --          --           --

Jeffrey E. Epstein............................     230,000          12.7%    $    5.50      2/17/08   $ 795,552  $ 2,016,084

Barry M. Salzman..............................          --            --            --           --          --           --

------------------------

(1) Each option represents the right to purchase one share of Common Stock. The options shown in this table become exercisable in four equal annual installments commencing one year after the date of grant. To the extent not already exercisable, certain of these options may become exercisable in the event of a merger in which the Company is not the surviving corporation or upon the sale of substantially all of the Company's assets or a sale of stock by the stockholders.

(2) During 1998, the Company granted employees options to purchase an aggregate of 1,820,570 shares of Common Stock.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation in the value of the Company's Common Stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END VALUES

    The following table sets forth certain information concerning options to purchase Common Stock exercised by the Named Executive Officers during 1998 and the number and value of unexercised options held by each of the Named Executive Officers at December 31, 1998.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF SECURITIES
                                                                             UNDERLYING             VALUE OF UNEXERCISED
                                                                       UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                                            SHARES                       DECEMBER 31, 1998          DECEMBER 31, 1998(1)
                                          ACQUIRED ON      VALUE     --------------------------  ---------------------------
NAME                                       EXERCISE      REALIZED    EXERCISABLE  UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
---------------------------------------  -------------  -----------  -----------  -------------  ------------  -------------

Kevin J. O'Connor......................           --             --     580,324        52,576    $ 12,871,475   $ 1,170,166

Kevin P. Ryan..........................       60,000    $ 1,320,595      90,000       410,000       1,950,300     8,925,491

Wenda Harris Millard...................           --             --      60,000       120,000       1,330,793     2,661,586

Jeffrey E. Epstein.....................           --             --          --       230,000              --     3,852,500

Barry M. Salzman.......................       36,750        762,563      13,250       150,000         274,938     3,209,401

------------------------

(1) These values have been calculated on the basis of the market price on that date of $22.25 per share, less the applicable exercise price per share, multiplied by the number of shares underlying such options. All numbers are post-stock dividend.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

    The Compensation Committee of the Board of Directors advises the Chief Executive Officer and the Board of Directors on matters of the Company's compensation philosophy and the compensation of executive officers and other individuals compensated by the Company. The Compensation Committee is also responsible for the administration of the Company's stock option plans under which option grants and direct stock issuances may be made to executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to executive officers in 1998.

    GENERAL COMPENSATION POLICY. The fundamental policy of the Compensation Committee is to provide the Company's executive officers with competitive compensation opportunities based upon their contribution to the development and financial success of the Company and their personal performance. It is the Compensation Committee's objective to have a portion of each executive officer's compensation contingent upon the Company's performance as well as upon such executive officer's own level of performance. Accordingly, the compensation package for each executive officer is comprised of two elements: (i) base salary and (ii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

    FACTORS. The principal factors which the Compensation Committee considered with respect to each executive officer's compensation package for fiscal year 1998 are summarized below. The Compensation Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board of Directors with respect to executive compensation for future years.

    - BASE SALARY. The suggested base salary for each executive officer is determined on the basis of the following factors: experience, personal performance, the salary levels in effect for comparable positions within and without the industry and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Compensation Committee deems appropriate.

    - LONG-TERM INCENTIVE COMPENSATION. Long-term incentives are provided through grants of stock options. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company. Each option generally becomes exercisable in installments over a four or five year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying shares appreciates.

    The number of shares subject to each option grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the size of comparable awards made to individuals in similar positions within the industry, the individual's potential for increased responsibility and promotion over the option term and the individual's personal performance in recent periods. The Compensation Committee also considers the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers. Stock options to purchase an aggregate of 230,000 shares of Common Stock were granted to executive officers in 1998.

    CEO COMPENSATION. The plans and policies discussed above were the basis for the 1998 compensation of the Company's Chief Executive Officer, Mr. Kevin J. O'Connor. In advising the Board of Directors with respect to this compensation, the Compensation Committee seeks to achieve two objectives: (i) establish a level of base salary competitive with that paid by companies within the industry which are of comparable size to the Company and by companies outside of the industry with which the Company competes for executive talent and (ii) make a significant percentage of the total compensation package contingent upon the Company's performance and stock price appreciation. In accordance with these objectives, Mr. O'Connor received a base salary of $175,000 for fiscal year 1998. No new stock options were granted to Mr. O'Connor in fiscal year 1998; he currently holds a total of 633,080 unexercised stock options.

    COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M).  As a result of
Section 162(m) of the Internal Revenue Code of 1986, as amended, which was enacted into law in 1993, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation exceeds $1 million per officer in any one year. This limitation will apply to all compensation paid to the covered executive officers which is not considered to be performance based. Compensation which does qualify as performance-based compensation will not have to be taken into account for purposes of this limitation. The Plan contains certain provisions which are intended to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the market price of the option shares on the grant date will qualify as performance-based compensation.

    The Compensation Committee does not expect that the compensation to be paid to the Company's executive officers for 1999 will exceed the $1 million limit per officer.

                                          THE COMPENSATION COMMITTEE

                                          W. Grant Gregory
                                          Thomas S. Murphy
                                          David N. Strohm

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the 10-month percentage change in the Company's cumulative total stockholder return on its Common Stock from February 20, 1998 (the date public trading of the Company's stock commenced) to the last day of the Company's last completed fiscal year (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of the Company's share price at the end of the measurement period over the price at the beginning of the measurement period, by (ii) the share price at the beginning of the measurement period) with the cumulative total return so calculated of the Nasdaq Stock Market-- U.S. Index and a Self-Constructed Peer Group Index.

                  COMPARISON OF 10 MONTH CUMULATIVE TOTAL RETURN*
              AMONG DOUBLECLICK INC., THE NASDAQ STOCK MARKET (U.S.)
                            INDEX AND A PEER GROUP (1)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            DOLLARS                2/20/98   12/31/98

DOUBLECLICK INC.                        100        262
PEER GROUP                              100        218
NASDAQ STOCK MARKET (U.S.)              100        126

    * ASSUMES $100 INVESTED ON 2/20/98 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

    (1) The Peer Group consists of the following companies: (i) 24/7 Media, Inc., (ii) Cnet. Inc., (iii) Infoseek Corp., (iv) Lycos, Inc., (v) Netgravity, Inc., and (vi) Sportsline USA, Inc.

                                   PROPOSAL 2
           APPROVAL OF INCREASE OF SHARES OF COMMON STOCK UNDER PLAN

    The Company's stockholders are being asked to approve an amendment to the Plan, that will increase the number of shares of Common Stock available for issuance by 8,000,000 shares and limit the annual automatic share increase to 1,200,000 shares.

    The Plan became effective on November 7, 1997 upon its adoption by the Board and was subsequently approved by the stockholders. The amendment to the Plan that is the subject of this Proposal was adopted by the Board on April 9, 1999, subject to stockholder approval at the 1999 Annual Meeting.

    The proposed share increase will assure that a sufficient reserve of Common Stock is available under the Plan to attract and retain the services of employees, which is essential to the Company's long-term growth and success. The limit on the annual share reserve increase is intended to allow the Company to grant incentive stock options under the Federal tax rules based on the increase.

    The following is a summary of the principal features of the Plan as amended. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Corporate Secretary at the Company's principal executive offices in New York City, New York.

EQUITY INCENTIVE PROGRAMS

    The Plan contains three separate equity incentive programs: (i) a Discretionary Option Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The Compensation Committee of the Board has the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to officers and directors subject to the short-swing trading restrictions of the federal securities laws. The Plan Administrator (which as used in this summary will mean the Compensation Committee, the Secondary Committee or the Board to the extent such entity is administering the
Plan) will have complete discretion (subject to the provisions of the Plan) to authorize option grants under the Plan. With respect to all other participants, the Discretionary Option Grant and Stock Issuance Programs may be administered by either the Compensation Committee or a special stock option committee (the "Secondary Committee") comprised of one or more Board members appointed by the Board or by the Board itself. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the express provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder. Stockholder approval of the amendment to the Plan subject to this Proposal will constitute pre-approval of all option grants subsequently made on the basis of the amended Plan under that program and the subsequent exercise and cancellation of those options in accordance with those terms.

SHARE RESERVE

    The maximum number of shares of the Company's Common Stock available for issuance over the term of the Plan may not exceed 15,174,076 shares, including the pre-stock dividend 1,174,076-share automatic increase effected on January 4, 1999 and including the 8,000,000-share increase for which stockholder approval is sought under this Proposal. The number of shares available for issuance under the Plan will automatically increase on the first trading day of each calendar year, beginning with the 2000 calendar by an amount equal to three percent (3%) of the total number of shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, provided that no such increase will exceed 1,200,000 shares. In no event may any one participant in the Plan receive options, separately exercisable stock appreciation rights or direct stock issuances for more than 750,000 shares in the aggregate over the term of the Plan.

    The shares of Common Stock issuable under the Plan may be drawn from shares of the Company's authorized but unissued Common Stock or from shares of Common Stock reacquired by the Company, including shares repurchased on the open market.

    Should an option expire or terminate prior to exercise in full, the shares subject to the portion of the option not so exercised will be available for subsequent issuance under the Plan. Shares issued under the Plan and subsequently repurchased by the Company at the original option or issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the Plan. However, shares subject to any options surrendered in connection with outstanding stock appreciation rights under the Plan will not be available for subsequent issuance.

    On April 9, 1999, the Board adopted the 1999 Non-Officer Stock Option/Stock Issuance Plan in order to provide employees (other than officers) and consultants with an opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company. The maximum number of shares of the Company's Common Stock available for issuance over the term of that plan may not exceed 750,000 shares.

CHANGES IN CAPITALIZATION

    In the event any change is made to the outstanding shares of Common Stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effective without the Company's receipt of consideration, appropriate adjustments will be made to (i) the maximum number and class of securities issuable under the Plan,
(ii) the maximum number and class of securities for which any one participant may be granted stock options, separately exercisable stock appreciation rights and direct stock issuances under the Plan, (iii) the number and class of securities for which option grants will subsequently be made under the Automatic Option Grant Program to each newly-elected or continuing non-employee Board member and (iv) the number and class of securities and the exercise price per share in effect under each outstanding option under the Plan. All such adjustments will be designed to preclude the enlargement or dilution of participant rights and benefits under the Plan.

ELIGIBILITY

    Officers and other employees of the Company and its parent or subsidiaries (whether now existing or subsequently established), non-employee members of the Board and the board of directors of its parent or subsidiaries and consultants and independent advisors of the Company and its parent and subsidiaries will be eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the Board (including members of the Compensation Committee) will also be eligible to participate in the Automatic Option Grant Program.

    As of January 31, 1999 approximately nine executive officers, 484 other employees and five non-employee Board members were eligible to participate in the Plan, and five non-employee Board members were eligible to participate in the Automatic Option Grant Program.

VALUATION

    The fair market value per share of Common Stock on any relevant date under the Plan will be the closing selling price per share on that date on the Nasdaq National Market. On March 31, 1999 the pre-stock dividend closing selling price per share was $182.063.

                       DISCRETIONARY OPTION GRANT PROGRAM

PRICE AND EXERCISABILITY

    Options may be granted under the Discretionary Option Grant Program at an exercise price per share not less than eighty five percent (85%) of the fair market value per share of Common Stock on the option grant date. No granted option will have a term in excess of ten years.

TERMINATION OF SERVICE

    Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent such option is exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

CANCELLATION/REGRANT PROGRAM

    The Plan Administrator will have the authority to effect the cancellation of outstanding options under the Discretionary Option Grant Program which have exercise prices in excess of the then current market price of Common Stock and to issue replacement options with an exercise price based on the market price of Common Stock at the time of the new grant.

                             STOCK ISSUANCE PROGRAM

    Shares may be sold under the Stock Issuance Program at a price per share not less than one hundred percent (100%) of fair market value per share of Common Stock, payable in cash or through a promissory note payable to the Company. Shares may also be issued solely as a bonus for past services.

    The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The Plan Administrator will, however, have the discretionary authority at any time to accelerate the vesting of any unvested shares.

                         AUTOMATIC OPTION GRANT PROGRAM

    Under the Automatic Option Grant Program, each individual who first becomes a non-employee Board member will automatically be granted at that time an option grant for 50,000 shares of Common Stock. In addition, on the date of each annual meeting of stockholders beginning with this Annual Meeting, each individual who is to continue to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 10,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six months.

    Each option will have an exercise price per share equal to 100% of the fair market value per share of Common Stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares; however, any purchased shares will be subject to repurchase by the Company, at the exercise price paid per share, upon the optionee's cessation of Board service prior to vesting. Each initial option grant will vest (and the Company's repurchase rights will lapse) in a series of four (4) equal successive annual installments upon the optionee's completion of each year of Board service over the four (4)-year period of Board service measured from the option grant date. Each annual grant will vest (and the Company's repurchase right will lapse) upon the optionee's completion of one
(1) year of Board service measured from the grant date.

    The shares subject to each automatic option grant will immediately vest upon the optionee's death or permanent disability or upon certain changes in the ownership or control of the Company.

                               GENERAL PROVISIONS

ACCELERATION

    In the event that the Company is acquired by merger or asset sale or by tender offer for more than 50% of the outstanding voting stock, each outstanding option under the Discretionary Option Grant Program which is not to be assumed by the successor corporation or replaced with a comparable option to purchase shares of the capital stock of the successor corporation will automatically accelerate in full, and all unvested shares under the Stock Issuance Program will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation. The Plan Administrator will have the discretionary authority to provide for the acceleration of any options assumed in an acquisition and any unvested shares which do not vest at the time of the acquisition upon the involuntary termination of the optionee's service within 12 months following the acquisition.

    The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

FINANCIAL ASSISTANCE

    The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the purchased shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant's period of service.

SPECIAL TAX ELECTION

    The Plan Administrator may provide one or more holders of options or unvested shares with the right to have the Company withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax withholding liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of Common Stock in payment of such tax liability.

AMENDMENT AND TERMINATION

    The Board may amend or modify the Plan in any or all respects whatsoever subject to any required stockholder approval. The Board may terminate the Plan at any time, and the Plan will in all events terminate on November 6, 2007.

STOCK AWARDS

    The table below shows, as to each of the Company's executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of Common Stock subject to options granted between January 1, 1998 and March 31, 1999 under the Plan together with the weighted average exercise price payable per share.

                                       OPTION AWARDS
                                                                                  WEIGHTED
                                                                    NUMBER OF      AVERAGE
                                                                     OPTION       EXERCISE
NAME                                                                 SHARES         PRICE
----------------------------------------------------------------  -------------  -----------
Executive Officers:
Kevin J. O'Connor...............................................           --            --
Dwight A. Merriman..............................................           --            --
Kevin P. Ryan...................................................           --            --
Jeffrey E. Epstein..............................................      230,000     $    5.50
Stephen R. Collins..............................................       20,000     $   14.34
Barry M. Salzman................................................       50,000     $   22.25
Wenda Harris Millard............................................       50,000     $   22.25
Jonathan D. Shapiro.............................................      130,000     $    5.50
John Sabella....................................................       80,000     $   16.30
Robert Linsky...................................................       90,000     $    9.22
All current executive officers as a group (10 persons)..........      650,000     $   10.19
Directors:
Mark E. Nunnelly................................................       10,000     $    8.50
David N. Strohm.................................................       10,000     $    8.50
W. Grant Gregory................................................       10,000     $    8.50
Donald Peppers..................................................       50,000     $    5.50
Thomas S. Murphy................................................       50,000     $  15.813
All non-employee directors as a group (5 persons)...............      130,000     $   9.465
All employees, including current officers who are not executive
  officers as a group (469 persons).............................    2,048,370(1)  $  16.935

------------------------

(1) Includes options to purchase 152,750 shares of Common Stock which were subsequently cancelled upon the optionees' termination of service.

                        FEDERAL INCOME TAX CONSEQUENCES

OPTION GRANTS

    Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

    INCENTIVE STOCK OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

    If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares.

    NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

    If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

    The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

DIRECT STOCK ISSUANCE

    The tax principles applicable to direct stock issuances under the Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

                    DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Company anticipates that any compensation deemed paid by it in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of the Company. Accordingly, all compensation deemed paid with respect to those options is expected to remain deductible by the Company without limitation under Code Section 162(m).

                              ACCOUNTING TREATMENT

    Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to the Company's earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by the Company over the period that the option shares or issued shares are to vest. Option grants or stock issuances at 100% of fair market value will not result in any charge to the Company's earnings. However, the Company must disclose in footnotes and pro-forma statements to the Company's financial statements, the impact those options would have upon the Company's reported earnings were the value of those options at the time of grant treated as a compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining the Company's earnings per share on a fully-diluted basis.

    Under a recently-proposed amendment to the current accounting principles, option grants made to non-employee Board members or consultants after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the vesting date of each installment of the option shares. In addition, if the proposed amendment is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to Company's reported earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the effective date of the final amendment) and the date the option is exercised for those shares.

    Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to the Company's earnings.

                               NEW PLAN BENEFITS

    As of March 31, 1999, no option grants have been made under the Plan on the basis of the 8,000,000-share increase for which stockholder approval is sought as part of this Proposal. However, on the date of the Annual Meeting, each of Messrs. Nunnelly, Strohm, Gregory, Peppers and Murphy will receive an option grant for 10,000 shares under the Automatic Option Grant Program at an exercise price equal to the fair market value of the shares on that date.

                              STOCKHOLDER APPROVAL

    The affirmative vote of a majority of the outstanding voting shares of the Company present or represented and entitled to vote at the Annual Meeting is required for approval of the amendment to the Plan. Should such stockholder approval not be obtained, then the share reserve will not be increased and there will be no limit on the number of shares by which the share reserve is to increase annually. The Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the Plan prior to its amendment until the available reserve of Common Stock under such plan is issued.

    The Board believes that it is in the best interests of the Company to implement a comprehensive equity incentive program for the Company which will provide a meaningful opportunity for officers, employees and non-employee Board members to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in the Company's service and more closely align their interests with those of the stockholders.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE PLAN.

                                   PROPOSAL 3
        AMENDMENT OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

    The Board of Directors has unanimously adopted, subject to stockholder approval, an amendment to Article IV of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 60,000,000 shares to 400,000,000 shares. The text of the second and third sentences of Article IV, Section A, as it is proposed to be amended, is as follows:

        The total number of shares which the Corporation is authorized to issue is Four Hundred Five Million (405,000,000) shares. Four Hundred Million (400,000,000) shares, par value $0.001 per share, shall be Common Stock and Five Million (5,000,000) shares, par value $0.001 per share, shall be Preferred Stock.

    PURPOSE AND EFFECT OF THE AMENDMENT. The proposed amendment will authorize sufficient additional shares of Common Stock to provide the Company with the flexibility to make such issuances from time to time for any proper purpose approved by the Board of Directors, including issuances in connection with future stock splits or dividends and issuances to raise capital or effect acquisitions, without the necessity of delaying such activities for further stockholder approval except as may be required in a particular case by the Company's charter documents, applicable law or the rules of any stock exchange or other system on which the Company's securities may then be listed. There are currently no arrangements, agreements or understandings for the issuance or use of additional shares of authorized Common Stock (other than issuances permitted or required under the Company's stock-based employee benefit plans or awards made pursuant to those plans).

    The additional Common Stock to be authorized by adoption of the proposed amendment would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed amendment and issuance of the Common Stock would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of the Common Stock outstanding, such as dilution of earnings per share and voting rights of current holders of Common Stock. The holders of Common Stock do not presently have preemptive rights to subscribe for the additional Common Stock proposed to be authorized. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

    The proposal could have an anti-takeover effect, although that is not its intention. For example, if the Company were the subject of a hostile takeover attempt, it could try to impede the takeover by issuing shares of Common Stock, thereby diluting the voting power of the other outstanding shares and increasing the potential cost of the takeover. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's stockholders to realize a higher price for their shares than is generally available in the public markets. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 4
                          RATIFICATION OF SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    Upon the recommendation of the Audit Committee, the Board of Directors appointed PricewaterhouseCoopers LLP, independent public accountants, as independent accountants of the Company to serve for the year ending December 31, 1999, subject to the ratification of such appointment by the stockholders at the Annual Meeting. A majority of the votes of the outstanding shares of Common Stock is required to ratify the appointment of the auditors. A representative of PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement if he or she so desires and will also be available to answer inquiries.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             STOCKHOLDER PROPOSALS

    In accordance with regulations issued by the Commission, stockholder proposals intended for presentation at the 2000 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 29, 1999 if such proposals are to be considered for inclusion in the Company's Proxy Statement. A proposal, including any accompanying supporting statement, may not exceed 500 words. In addition, the proxy solicited by the Board of Directors for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal raised at the 2000 Annual Meeting of Stockholders which is not described in the 2000 proxy statement unless the Company has received notice of such proposal on or before March 13, 2000. However, if the Company determines to change the date of the 2000 Annual Meeting of Stockholders more than 30 days from May 24, 2000, the Company will provide stockholders with a reasonable time before the Company begins to print and mail its proxy materials for the 2000 Annual Meeting of Stockholders in order to allow such stockholders an opportunity to make proposals in accordance with the rules and regulations of the Commission.

                                 OTHER MATTERS

    Management knows of no matters that are to be presented for action at the Annual Meeting other than those set forth above. If any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

    Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular employees of the Company. The Company may also consider the engagement of a proxy solicitation firm. Costs of the solicitation will be borne by the Company.

                                          By Order of the Board of Directors

                                          /s/ KEVIN J. O'CONNOR

                                          Kevin J. O'Connor
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors

New York, New York
April 27, 1999

                                   APPENDIX A
                                  FORM OF PROXY

                                 (Form of Proxy)
                                DOUBLECLICK INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - May 24, 1999
       (THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY)

The undersigned stockholder of DoubleClick Inc. hereby appoints Kevin J. O'Connor and Kevin P. Ryan, and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of DoubleClick Inc. to be held at 80 Fifth Avenue, 17th Floor, New York, New York, 10011 on May 24, 1999 at 9:00 a.m. (New York time).

1.       ELECTION OF DIRECTORS (for terms as described in the Proxy Statement)


         / /  FOR nominees below                 / /  WITHHOLD AUTHORITY
              (except as marked to the                to vote for nominees below
              contrary)

         NOMINEES:

         David N. Strohm
         Dwight A. Merriman

         INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name on the space provided below.




2.       APPROVAL OF INCREASE IN NUMBER OF SHARES OF COMMON STOCK AVAILABLE
         UNDER PLAN


        / / FOR              / / AGAINST             / / ABSTAIN WITH RESPECT TO



         the proposal to approve an increase in the number of shares of Common Stock available under the Company's 1997 Stock Incentive Plan and limit the annual automatic share increase under the Plan to 1,200,000 shares.

3.       APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF
         INCORPORATION

        / / FOR              / / AGAINST             / / ABSTAIN WITH RESPECT TO

         the proposal to approve the amendment to the Company's Amended and Restated Certificate of Incorporation.

4.       RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

        / / FOR              / / AGAINST             / / ABSTAIN WITH RESPECT TO

         the proposal to ratify the selection of PricewaterhouseCoopers LLP, independent public accountants, as auditors of the Company as described in the Proxy Statement.

5. IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING

         UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4 AND PROPOSAL 5.

         Please date and sign exactly as your name appears on the envelope in which this material was mailed. If shares are held jointly, each stockholder should sign. Executors, administrators, trustees, etc. should use full title and, if more than one, all should sign. If the stockholder is a corporation, please sign full corporate name by an authorized officer. If the stockholder is a partnership, please sign full partnership name by an authorized person.


                                         ----------------------------------
                                         Name(s) of Stockholder



                                         ----------------------------------
                                         Signature(s) of Stockholder




Dated: